Exhibit 99.1

           INNOTRAC CORPORATION ANNOUNCES 2006 SECOND QUARTER RESULTS

    ATLANTA, Aug. 14 /PRNewswire-FirstCall/ -- Innotrac Corporation (Nasdaq:
INOC) announced financial results today for the second quarter and six months ended June 30, 2006. The Company reported revenues of $16.6 million for the quarter versus $18.9 million reported in the comparable period in 2005, a decrease of 12.5%. For the six months ended June 30, 2006, the Company reported revenues of $33.9 million compared to $38.2 million for the same period in 2005, a decrease of 11.2%. The decrease for both the three and six month periods was primarily attributed to reduced revenue from our telecommunications clients due to the maturity of the telephone and Caller ID equipment business and reduced volumes from our direct marketing clients, partially offset by an increase in revenue from our DSL clients due to increased volumes.

    The Company reported a net loss of $834,000, or $0.07 per share, for the three months ended June 30, 2006, versus a net loss of $619,000, or $0.05 per share, in the comparable period of 2005. For the six months ended June 30, 2006, the Company reported a net loss of $2.1 million, or $0.17 per share compared to a net loss of $907,000, or $0.07 per share, in the same period in 2005.

    Conference Call

    Innotrac Corporation will hold a conference call to discuss this release this evening, August 14, 2006 at 5:00 PM Eastern Daylight Time. Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID:
3702855) or by logging on to www.innotrac.com and clicking on "Webcasts and Presentations" in the "Investor Relations" section. The Webcast will be archived and available at the same Web address. Additionally, a 48-hour audio playback will be available at 1-800-642-1687 (Conference ID: 3702855).

    Innotrac

    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates nine fulfillment centers and two call centers in six cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, www.innotrac.com.

    Information contained in this press release, other than historical information, may be considered forward-looking in nature. Forward-looking statements in this press release include our expectations for future progress in our business and future generation of cash flows. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its current clients and attract new clients, realization of expected revenues from new clients, the state of the telecommunications and direct response industries in general, changing technologies, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2005 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                Three Months Ended           Six Months Ended
                                                     June 30,                    June 30,
                                             ------------------------    ------------------------
                                                2006          2005          2006          2005
                                             ----------    ----------    ----------    ----------
                                                   (Unaudited)                 (Unaudited)
Revenues                                     $   16,577    $   18,943    $   33,906    $   38,181
Cost of revenues                                  7,980         9,680        16,878        19,633
Selling, general and
 administrative expenses                          8,478         8,632        17,299        16,886
Depreciation and amortization                       862         1,208         1,683         2,460
    Total operating expenses                     17,320        19,520        35,860        38,979
Operating (loss)                                   (743)         (577)       (1,954)         (798)
    Interest expense                                 91            42           158           109
        Total other expense                          91            42           158           109
(Loss) before income taxes                         (834)         (619)       (2,112)         (907)
    Income tax (benefit)                              -             -             -             -
Net (loss)                                   $     (834)   $     (619)   $   (2,112)   $     (907)

Earnings per share:
    Basic                                    $    (0.07)   $    (0.05)   $    (0.17)   $    (0.07)
    Diluted                                  $    (0.07)   $    (0.05)   $    (0.17)   $    (0.07)

Weighted average shares outstanding:
    Basic                                        12,281        12,222        12,281        12,111
    Diluted                                      12,281        12,222        12,281        12,111

Note: These statements should be read in conjunction with the Company's Form
      10-K filed with the Securities and Exchange Commission on March 31, 2006.

                              INNOTRAC CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                               June 30,     December 31,
                                                 2006           2005
                                             ------------   ------------
                                              (Unaudited)    (Audited)
                  ASSETS
Current Assets:
     Cash                                    $      1,007   $      2,068
     Accounts receivable (net of
      allowance for doubtful accounts
      of $309 at June 30, 2006 and
      $2,791 at December 31, 2005)                 14,658         12,745
     Inventory                                      2,934          4,676
     Prepaid expenses and other                     1,552          1,383
           Total current assets                    20,151         20,872
 Property and equipment, net                       14,492         10,754
 Goodwill                                          25,169         25,169
 Other assets, net                                  1,225          1,177

            Total assets                     $     61,037   $     57,972

   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                        $      3,818   $      6,707
     Accrued expenses and other                     3,656          3,036
     Line of credit                                 7,398              -
           Total current liabilities               14,872          9,743

Noncurrent Liabilities:
Note: Other non-current liabilities                 1,023          1,038
           Total noncurrent liabilities             1,023          1,038

           Total shareholders' equity              45,142         47,191

           Total liabilities and
            shareholders' equity             $     61,037   $     57,972

Note: These statements should be read in conjunction with the Company's Form
      10-K filed with the Securities and Exchange Commission on March 31, 2006.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)

                                                Three Months Ended           Six Months Ended
                                                     June 30,                    June 30,
                                             ------------------------    ------------------------
                                                2006          2005          2006          2005
                                             ----------    ----------    ----------    ----------
                                                   (Unaudited)                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                     $     (834)   $     (619)   $   (2,112)   $     (907)
Adjustments to net loss:
   Depreciation and amortization                    862         1,208         1,683         2,460
   Provision for bad debts                           75            43            74          (435)
   Amortization of deferred
    compensation                                     22             -            63             -
   Changes in working capital:
      Accounts receivable, gross                 (1,070)         (337)       (1,987)          962
      Inventory                                   1,187           674         1,742           (91)
      Prepaid assets and other                      (78)         (284)         (200)           31
      Accounts payable, accrued
       expenses and other                        (1,131)          (72)       (2,284)          344
   Cash (used in) provided by
    operating activities                           (967)          613        (3,021)        2,364

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                             (2,503)         (294)       (5,418)         (583)
   Cash used in investing activities             (2,503)         (294)       (5,418)         (583)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under
 line of credit                                   3,326        (2,194)        7,398        (3,063)
Loan commitment fees                                (20)            -           (20)            -
Payment of capital lease obligation                   -           (18)            -           (36)
Exercise of employee stock options                    -         1,006             -         1,264
   Cash provided by (used in)
    financing activities                          3,306        (1,206)        7,378        (1,835)
Net decrease in cash                               (164)         (887)       (1,061)          (54)
Cash, beginning of period                         1,171         2,210         2,068         1,377
Cash, end of period                          $    1,007    $    1,323    $    1,007    $    1,323

Note: These statements should be read in conjunction with the Company's Form
      10-K filed with the Securities and Exchange Commission on March 31, 2006.

SOURCE  Innotrac Corporation
    -0-                             08/14/2006
    /CONTACT: Christine Herren, Senior Director and Controller of Innotrac Corporation, +1-678-584-4115, or cherren@innotrac.com /
    /Web site:  http://www.innotrac.com/
    (INOC)